August 14, 2000



Mr. Hilton H. Schlosberg
Vice Chairman
Hansen Beverage Company
Suite 101
2380 Railroad St.
Corona, CA 91720

Re:  Packaging Agreement Between Hansen Beverage
     Company and U.S. Continental Marketing, Inc.

Dear Mr. Schlosberg:

     U.S. Continental Marketing, Inc., a California corporation ("USCM"), is pleased to provide packaging, bundle wrapping and distribution services for Hansen Beverage Company ("Hansen") beverage products pursuant to the terms and conditions set forth herein.

     1. Primary Engagement.

     a. Hansen hereby engages USCM as its primary distribution center for Hansen beverage products for truck delivery other than for products shipped directly from Hansen Co-packers in the "Territory" as described on Schedule "1" hereto (the "Territory"). As such, USCM shall have responsibility for loading trucks with Hansen beverage products scheduled for delivery. USCM shall manage inventory at the distribution center and assemble and load it, as appropriate, for truck delivery in accordance with the procedures set forth in Schedule "2" hereto. USCM will provide all personnel and equipment necessary to meet its obligations hereunder.

     b. USCM will provide such dry packaging services and bundle wrapping of Hansen beverage products as may be requested by Hansen and in accordance with the procedures set forth in Schedule "2" hereto. The parties hereto acknowledge that USCM is not responsible for filling any beverage products in cans, bottles or other containers.

     c. USCM will case pack and hand load trucks with Hansen beverage products, all such loading to take place at the loading dock of the "Facility" (as defined herein).

     2. Compensation.

     a. Hansen will compensate USCM in accordance with the terms set forth in Schedule "3" hereto for services rendered by USCM. Prices may increase, but such increases shall be limited to actual increases in direct costs incurred by USCM. USCM shall provide reasonable support for any such increases to Hansen.

     b. After six (6) months from the inception of this Agreement, USCM will, in good faith, evaluate its costs of actual operations as compared to its estimated costs of operations at the commencement of this Agreement and in the event of such actual costs being lower, it shall pass an appropriate price reduction onto Hansen. Such costs shall be determined on an ongoing basis and shall exclude costs incurred during the start up phase of the business.

     3. Facility Lease and Related Expense.

     a. Hansen will lease such industrial facilities as are necessary for USCM to discharge its services in accordance herewith. The parties contemplate that Hansen will lease a facility consisting of approximately 113,600 square feet with a street address of 1010 Railroad Street, Corona, California 92882 (the "Facility"). Hansen will be responsible for and pay the rent for the Facility ("the Hansen Lease").

     b. The parties hereto understand that USCM will be leasing approximately 26,600 square foot of space adjoining the Facility (the "USCM Premises"), which space shall be in the same building as the Facility. USCM will be responsible for and pay the rent for the USCM Premises (the "USCM Lease").

     c. The parties hereto acknowledge Hansen's expansion rights into the USCM Premises as set forth in Paragraph 46 of the Hansen Lease (the "Expansion Rights"). Hansen agrees to provide USCM with a copy of the notice delivered to the landlord in accordance with said Paragraph 46. Hansen agrees that in the event that it exercises the Expansion Rights, Hansen shall make payment to USCM (the "Relocation Payment") in the amount of (i) $____ less (ii) (A) $____ multiplied by (B) the number of completed months after the commencement of the Term of this Agreement (as set forth in Section 7(a) hereof) through the date on which Hansen has the right to occupy the USCM Premises. In accordance with the preceding sentence, no Relocation Payment shall be due to USCM once forty (40) months have been completed under this Agreement. A completed month for purposes hereof shall be concluded on each monthly anniversary of this Agreement (e.g., if the Term of this Agreement commences on the fifth day of the month, a completed month shall occur effective on the fifth day of each subsequent month during the Term of this Agreement and so forth).

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

     d. Except as otherwise provided in this Section 3.e, all expenses associated with the lease and occupation of the Facility, including, but not limited to, utilities, insurance, repairs and maintenance, will be paid by Hansen. USCM will be responsible for cleaning of and expenses for the Facility and repairs necessitated by damage caused by USCM employees, agents or invitees to the Facility and for providing all necessary equipment and for insurance relating to its equipment, employees and operations. It is specifically recorded that the electrical costs of operating any equipment for the activities of USCM shall be borne and paid for in full by USCM. Among the expense for which Hansen will be responsible are the following:

i.      Alarm service;
ii. Insurance over Hansen inventory, but not relating to the operations of USCM in the Facility.

     e. Hansen shall permit USCM to have exclusive use of the Facility for the purpose of providing services to Hansen in accordance herewith, except that approximately 12,000 square feet of space will be set aside as office space for Hansen personnel.

     4. Obligations of USCM. USCM shall be liable to Hansen on an annual basis for any damage to or loss of Hansen products in excess of $____ while in the possession and control of USCM prior to delivery of such products to carriers (from and after which, USCM's responsibility for damage or loss of products shall cease), except to the extent that Hansen employees, independent contractors acting on behalf of Hansen (other than USCM) or agents of Hansen are responsible for any such damage or loss. USCM shall also be responsible for any other loss suffered by Hansen as a result of USCM's breach of its obligations hereunder, except to the extent that such loss is attributable to Hansen employees, independent contractors acting on behalf of Hansen (other than USCM) or agents of Hansen. Damage or loss shall be monitored on a monthly basis.

     5. Representations, Warranties and Covenants of Parties.

     5.1 Representations and Warranties by Hansen. Hansen represents and warrants to, and agrees with, USCM as follows:

     a. Binding Agreement. This Agreement has been duly executed and delivered by Hansen and constitutes a valid and legally binding agreement of Hansen, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and provided that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     b. Non-Contravention. The execution and delivery of this Agreement by Hansen and the consummation of the business matters contemplated thereby will not violate any provision of any mortgage, lien, lease, agreement, license or instrument to which Hansen (or any affiliate thereof) is a party.

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

     5.2 Representations and Warranties by USCM. USCM represents and warrants to, and agrees with, Hansen as follows:

     a. Binding Agreement. This Agreement has been duly executed and delivered by USCM and constitutes a valid and legally binding agreement of USCM, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and provided that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     b. Non-Contravention. The execution and delivery of this Agreement by USCM and the consummation of the business matters contemplated thereby will not violate any provision of any mortgage, lien, lease, agreement, license or instrument to which USCM (or any affiliate thereof) is a party.

     6. Mutual Indemnification.

     a. USCM shall be indemnified by Hansen for any loss suffered by USCM due to product liability claims, any negligence or reckless conduct of Hansen or its agents and independent contractors (other than USCM) or the breach of any obligation, representation, warranty or covenant of Hansen as contained herein.

     b. Hansen shall be indemnified by USCM for any loss suffered by Hansen due to any negligence or reckless conduct of USCM or its independent contractors and agents or the breach of any obligation, representation, warranty or covenant of USCM as contained herein.

     7. Term; Termination Rights.

     a. The term of this Agreement shall commence on the commencement date of the Hansen Lease and continue through July 31, 2002 (the "Term"). The existing agreement between the parties, as of the date hereof, shall continue in effect until commencement of the Term, after which said agreement shall be superseded and replaced in its entirety by the terms of this Agreement. This Agreement shall be renewed annually after the Term (each such annual renewal constituting a "Renewal Term"), unless a party hereto gives the other not less than sixty
(60) days prior written notice of its intention to terminate this Agreement at the end of the then current Term or Renewal Term, as the case may be.

     b. Notwithstanding Section 7(a), this Agreement may be terminated by Hansen prior to expiration of the Term in the event that USCM fails to satisfy in material respects its duties or obligations hereunder with respect to Hansen beverage products on more than ____% of the bills of lading executed in any calendar month (a "Default" hereunder); provided, however, that USCM shall not be deemed to be in Default hereunder unless it is notified in writing by Hansen of the facts constituting a Default and such failure is not corrected within thirty (30) days of USCM's receipt of such notice, except that in no event shall Hansen be required to provide an opportunity to cure with respect to more than one (1) Default in any consecutive twelve-month period.

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

     c. Notwithstanding Section 7(a), this Agreement may be terminated by USCM prior to expiration of the Term in the event that Hansen fails to pay any amount due hereunder within ten (10) days of being notified by USCM in writing of Hansen's failure to make timely payment.

     8. Obligations in the Event of Termination.

     a. In the event that this Agreement is terminated by Hansen prior to the expiration of the Term or the Renewal Term in accordance with the terms hereof, then Hansen shall have the right, but not the obligation, to purchase and/or assume the lease of all (but not less than all) equipment used by USCM at the Facility for the purposes of repacking and handling of Hansen product. In the event that USCM owns equipment subject to purchase by Hansen in accordance herewith, the purchase price therefor shall be as mutually agreed to between the parties; provided, however, that if they do not agree, then the purchase price shall be determined by appraisal by Rabin Brothers Company. Hansen may assume a lease for equipment subject to acquisition by Hansen hereunder by assuming all payment obligations thereunder and indemnifying USCM for any claim of the lessor of such equipment.

     b. In the event of any termination hereof, each party shall promptly return property belonging to the other.

     9. Notices. Any notice, direction or instrument required or permitted to be given hereunder shall be given in writing by telegram, facsimile transmission or similar method if confirmed by mail as herein provided, by mail, if mailed postage prepaid, by certified mail, return receipt requested, or by hand delivery to any party at the address set forth below; and, if by telegram or facsimile transmission or similar method or by hand delivery, shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the fifth business day following the day after which it was mailed. Any party may, from time to time by like notice, give notice of any change of address, and in such event, the address of such parties shall be deemed to be changed accordingly. The address for each party is:

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

             (a)      If to Hansen:             Mr. Hilton H. Schlosberg
                                                Vice Chairman
                                                Hansen Beverage Company
                                                1010 Railroad St.
                                                Corona, CA  91720

                      with a copy to:           Mr. Tom Kelly
                                                Hansen Beverage Company
                                                1010 Railroad St.
                                                Corona, CA 91720

             (b)      If to USCM:               Mr. David Williams
                                                President
                                                U.S. Continental Marketing, Inc.
                                                1010 Railroad St.
                                                Corona, CA 91720

                      with a copy to:           Daniel S. Latter
                                                15760 Ventura Boulevard
                                                Suite 1010
                                                Encino, CA  91436

     10. Severability. In the event any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. The remaining provisions of this Agreement, however, shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

     11. Remedies Not Exclusive. Except as otherwise specifically provided, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election by a party of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

     12. Compliance with Laws. The consummation of the transactions hereunder shall be subject to compliance with all applicable laws.

     13. Expenses. Each party shall be responsible for its own expenses, including legal and accounting fees, in connection with this Agreement and any subsequent matters pertaining to the transactions contemplated hereby.

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

     14. Governing Law. This Agreement shall be interpreted in accordance with, and governed by, the internal substantive laws of the State of California, without regard to the choice of law rules thereof.

     15. Attorneys' Fees. If any action, arbitration or proceeding in contract or tort arising out of or relating to this Agreement is commenced by any party to this Agreement, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorneys' fees, costs (including court costs) and expenses incurred in the action or proceeding by the prevailing party, along with any reasonable attorneys' fees, costs (including court costs) and expenses incurred to collect any amount awarded in connection with any such action or proceeding.

     16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the making, performance, breach or interpretation thereof, shall be settled by binding arbitration in Orange County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then existing. Any claim concerning whether a particular matter or issue is subject to arbitration in accordance herewith shall also be so determined by arbitration. The arbitration shall be held before a single arbitrator. Any award by the AAA shall be final and binding between the parties; and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. All parties may pursue discovery in accordance with California Code of Civil Procedure Section 1283.05, the provisions of which are incorporated herein by reference, with the following exceptions: (i) the parties hereto may conduct all discovery, including depositions for discovery purposes, without leave of the arbitrator; and (ii) all discovery shall be completed no later than the commencement of the arbitration hearing or one hundred twenty (120) calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause, the arbitrator extends or shortens that period. Any disputes relating to such discovery will be resolved by the arbitrator. The parties agree that in rendering an award, the arbitrator shall have no jurisdiction to consider evidence with respect to, or render any award or judgment for, punitive or exemplary damages or any other amount awarded for the purposes of imposing a penalty. The parties specifically waive any claims for punitive or exemplary damages or any other amount awarded for the purposes of imposing a penalty that arise out of or are related to this Agreement or the breach thereof, or the conduct of the parties in connection with this Agreement. The arbitrator shall have the power to award reasonable attorneys' fees and costs. Either party may submit the controversy or claim to arbitration.

     17. No Assignment. USCM may not assign any of its rights or delegate any of its duties hereunder, without the prior written consent of Hansen, which consent may be withheld irrespective of the reason therefor; provided, however, that USCM may assign its duties and rights hereunder to a wholly owned subsidiary of USCM.

     18. Entire Agreement; Amendment. This Agreement, including Exhibits, Schedules and other documents delivered pursuant to the terms hereof, constitutes the entire agreement between the parties pertaining to the subject matter contained herein and such agreements supersede any and all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. This Agreement may not be altered, modified, amended, canceled, rescinded, discharged or terminated, except by an instrument in writing signed by all parties hereto.

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

     19. Multiple Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

     20. Headings. The headings of this Agreement are included for purposes of convenience only, do not constitute a part hereof and shall not affect the construction or interpretation of any of the provisions hereof.

     21. All Terms Material. The parties hereby expressly acknowledge and agree that each and every term and condition of this Agreement is of the essence of this Agreement, constitutes a material part of the bargained-for consideration without which this Agreement would not have been executed and is a material part of this Agreement.

     Thank you for your execution and return to USCM of this binding Agreement. USCM looks forward to a long mutually beneficial relationship with Hansen.

                                               Very truly yours,

                                               U.S. CONTINENTAL MARKETING, INC.,
                                               a California corporation




                                               By:  /s/ DAVID WILLIAMS
                                                  ____________________________
                                                    David Williams, President



ACCEPTED AND AGREED TO THIS
31st DAY OF AUGUST, 2000

HANSEN BEVERAGE COMPANY




By:  /s/ RODNEY SACKS
   ________________________________
   Rodney Sacks, Chairman



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